CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406 * INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION


                                                                   EXHIBIT 10.16

                    MATERIALS TRANSFER AND RESEARCH AGREEMENT

         This Agreement is made as of June 27, 1996 (the "EFFECTIVE DATE"), by and between ALANEX CORPORATION, a California corporation having offices at 3550 General Atomics Court, San Diego, California 92121 (the "COMPANY") and ROCHE BIOSCIENCE, a division of Syntex (USA), Inc., a Delaware corporation, having offices at 3401 Hillview Avenue, Mail Stop R7-101, Palo Alto, California 94303 ("ROCHE BIOSCIENCE"), with respect to the following:

         WHEREAS, the Company desires to transfer to Roche Bioscience, and Roche Bioscience desires to receive, certain materials described in Exhibit A hereto (the "MATERIALS") for the purpose of carrying out certain research (the "RESEARCH") as more fully described in Section 5.1 of the Collaborative Research and License Agreement between the Company and Roche Bioscience of even date herewith.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Company and Roche Bioscience hereby agree as follows:

         1. USE OF MATERIALS BY ROCHE BIOSCIENCE. Roche Bioscience shall use the Materials solely for the purpose of carrying out the Research and shall not attempt to reverse engineer, deconstruct or in any way determine the structure or composition of the Materials. Roche Bioscience shall not sell, transfer, disclose or otherwise provide access to the Materials to any person or entity without the prior express written consent of the Company, except that Roche Bioscience may allow access to the Materials to employees and agents for purposes consistent with this Agreement provided that prior to such disclosure, such individuals shall have been apprised of the proprietary nature of the Materials and shall have executed written agreements consistent with the terms hereof. Roche Bioscience will take all reasonable steps to ensure that such employees and agents will use the Materials in a manner that is consistent with the terms of this Agreement.

         2. CONDUCT OF RESEARCH. Upon receipt of the Materials, Roche Bioscience shall perform the Research utilizing its expertise and facilities in strict accordance with all applicable laws, regulations and guidelines, including without limitation, those regulations and guidelines promulgated by the U.S. Food and Drug Administration and the U.S. Department of Agriculture. Roche Bioscience understands that the Materials may have biological and/or chemical properties that are unpredictable and unknown at the time of transfer, that they are to be used with caution and prudence, and are not to be used for testing in or treatment of humans.

                                       1.

         3. RESEARCH RESULTS. Roche Bioscience shall, in accordance with its established practice, keep complete, accurate and authentic accounts, notes, data and records of the Research performed under this Agreement. Roche Bioscience shall promptly and fully disclose to the Company any and all information, data and results obtained from conducting the Research or relating to the use of the Materials (the "RESULTS"), which disclosure shall include, without limitation, copies of relevant data, summaries and reports. Upon request by the Company and in any event upon the conclusion of the Research, Roche Bioscience shall prepare a summary report detailing the Results and the underlying data, which report shall be delivered within thirty (30) days of the termination of this Agreement. The Company shall have the right to use all such Results for any purpose, including without limitation, referencing such Results in any regulatory filings or patent applications. Roche Bioscience shall have the right to use all such Results solely for research and other non-commercial purposes.

         4. PROPRIETARY RIGHTS.

                  a. COMPANY PROPRIETARY RIGHTS. Roche Bioscience agrees and acknowledges that Roche Bioscience shall acquire no rights of any kind whatsoever with respect to any patents, copyrights, trademarks, trade secrets or other proprietary rights of the Company as a result of Roche Bioscience's performance under this Agreement or otherwise and that the Company is, and shall remain at all times, the sole owner of the Materials and related know-how.

                  b. INVENTIONS IN THE COURSE OF RESEARCH. In performing the Research, Roche Bioscience may develop ideas, inventions, techniques and other technology and associated intellectual property, whether or not patentable (collectively, "INVENTIONS"). The Company and Roche Bioscience agree that all Inventions shall be owned by Roche Bioscience; provided, however, that if Roche Bioscience fails to exercise its option pursuant to Section 5.2 of the Collaborative Research and License Agreement, Roche Bioscience shall assign all of its right, title and interest in and to such Inventions to the Company at the end of the Option Period (as defined therein). Roche Bioscience shall promptly disclose to the Company all Inventions made in the course of the Research and, where applicable, shall perform, or ensure that its personnel and students shall perform any and all acts necessary to assist the Company in perfecting its right to any and all such Inventions, including executing or having executed any documents effecting the assignment to the Company of all rights to the same.

         5. CONFIDENTIAL INFORMATION. Anything in this Agreement to the contrary notwithstanding, any and all knowledge, know-how, practices, processes or other information (hereinafter referred to as "CONFIDENTIAL INFORMATION") disclosed or submitted in writing or in other tangible form by one party to the other and which is designated as Confidential Information shall be received and maintained by such other

                                       2.

party in strict confidence and shall not be disclosed to any third party. Roche Bioscience expressly acknowledges that the Results shall be considered the Company's Confidential Information. Neither party shall use said Confidential Information for any purpose other than those purposes specified in this Agreement. Each party may disclose Confidential Information to employees, consultants or agents requiring access thereto for the purposes of this Agreement, provided, however, that prior to making any such disclosures, each such individual shall be apprised of the obligation to maintain Confidential Information in confidence and not to use such information for any purpose other than in accordance with the terms and conditions of this Agreement. Each party further agrees to take all steps necessary to ensure that the Confidential Information received will be maintained in confidence including such steps as it takes to prevent the disclosure of its own proprietary and confidential information of like character. Each party agrees that this Agreement shall be binding upon its affiliates, and upon the employees and associates of each party and its affiliates. Each party will take all steps necessary to ensure that its affiliates, employees and associates will comply with the terms and conditions of this Agreement. This obligation of confidentiality shall survive, and remain in effect for a period of five (5) years from, the termination of this Agreement.

         6. EXCLUSIONS FROM NONDISCLOSURE OBLIGATION. The nondisclosure obligation in Section 5 shall not apply to Confidential Information which, to the extent that either party can establish by competent written proof: (a) is now, or hereafter becomes, part of the public domain by publication or otherwise, except by breach of this Agreement by the receiving party; (b) was in the receiving party's possession in documentary form at the time of disclosure;
(c) is received by the receiving party from a third party who has the lawful right to disclose the Confidential Information and who shall not have obtained the Confidential Information either directly or indirectly from the disclosing party; or (d) is disclosed as required by law or regulation.

         In the event that Confidential Information is required to be disclosed pursuant to subsection (d), the party under such obligation shall notify the other party to allow such other party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

         7. INDEMNITY. In no event shall the Company be liable for any use by Roche Bioscience of the Materials. Roche Bioscience hereby agrees to indemnify, defend and hold the Company harmless from damages for any loss, claim, injury liability or the like, which may arise from Roche Bioscience's use, handling or storage of the Materials.

         8. DISCLAIMER OF WARRANTIES. ROCHE BIOSCIENCE ACKNOWLEDGES AND AGREES THAT THE MATERIALS ARE BEING SUPPLIED TO ROCHE BIOSCIENCE WITH NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY

                                       3.

OR FITNESS FOR A PARTICULAR PURPOSE OR THAT THEY ARE FREE FROM THE RIGHTFUL CLAIM OF ANY THIRD PARTY, BY WAY OF INFRINGEMENT OR THE LIKE. NEITHER PARTY MAKES REPRESENTATIONS THAT THE USE OF THE MATERIALS WILL NOT INFRINGE ANY PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTIES.

         9. TERM. This Agreement, and Roche Bioscience's Research hereunder, shall commence on the Effective Date and shall run until ninety (90) days from the Effective Date.

         10. TERMINATION. The rights and obligations under Sections 1, 4, 5 and 7 shall survive any termination, expiration or completion of this Agreement with respect to information generated and activities and events occurring prior thereto. Upon expiration or any termination of this Agreement, Roche Bioscience shall promptly return to the Company or destroy, as the Company directs, all remaining Materials and all Confidential Information of the Company.

         11. INDEPENDENT CONTRACTORS. The parties shall perform their obligations under this Agreement as independent contractors and nothing contained in this Agreement shall be construed to be inconsistent with such relationship or status. This Agreement shall not constitute, create or in any way be interpreted as a joint venture or partnership of any kind.

         12. ENTIRE AGREEMENT. This Agreement, together with the exhibits attached hereto and the Collaborative Research and License Agreement between the Company and Roche Bioscience of even date herewith, set forth the complete and entire agreement of the parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the parties hereto. No subsequent amendment or addition to this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the respective authorized officers of the parties hereto.

         13. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California as those laws are applied to contracts entered into and to be performed entirely in California by California residents.

         14. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery, or three (3) days after the date of mailing when sent by certified or registered mail, postage prepaid.

                                       4.

         IN WITNESS WHEREOF, the parties have by duly authorized persons, executed this Agreement, as of the date first above written.

ROCHE BIOSCIENCE                      ALANEX CORPORATION

By:                                       By:      /s/
       -----------------------------              -----------------------------
Title:                                    Title:   President & CEO
       -----------------------------              -----------------------------
Date:                                     Date:    06/27/96
       -----------------------------              -----------------------------

                                       5.

         IN WITNESS WHEREOF, the parties have by duly authorized persons, executed this Agreement, as of the date first above written.

ROCHE BIOSCIENCE                      ALANEX CORPORATION

By:    /s/ James N. Woody                 By:      /s/ Marvin R. Brown
       -----------------------------              -----------------------------
Title: President Roche Bioscience         Title:   President & CEO
       -----------------------------              -----------------------------
Date:  06/27/96                           Date:    06/27/96
       -----------------------------              -----------------------------

                                       5.

                                    EXHIBIT A

                                    MATERIALS

Materials supplied to Roche Bioscience by Alanex:

 ************
 ************
 ************
 ************
 ************
 ************

* Confidential Treatment Requested




                                       6.